NEWS RELEASE


HOLLYWOOD ENTERTAINMENT ANNOUNCES SECOND QUARTER EARNINGS EXCEEDED GUIDANCE

AND ALSO

ANNOUNCES IT WILL PREPAY THE $20 MILLION 2004 AMORTIZATION RELATED TO ITS SENIOR CREDIT FACILITY


PORTLAND, OREGON. - July 15, 2003 - Hollywood Entertainment Corporation (Nasdaq: HLYW), owner of the Hollywood Video chain of more than 1,800 video superstores, today announced net income of $0.30 per diluted share for the second quarter ended June 30, 2003, which exceeded the Company's original guidance of $0.28 per diluted share provided on February 20, 2003 and its revised guidance of $0.29 per diluted share provided on July 2, 2003.

For the second quarter ended June 30, 2003, the Company had total revenue of $389.4 million, an increase of 13% compared to revenue of $345.3 million for the second quarter of 2002, of which 11% was attributable to an increase in same store sales. The balance of the increase in revenue was attributable to a greater number of stores in the base as a result of the Company resuming its new store growth in 2002. The 11% increase in same store sales was driven by a 4% increase in rental product revenue and an increase in merchandise sales primarily resulting from the Company's Game Crazy remerchandising initiative. During the second quarter, the Company added 122 new Game Crazy departments to existing Hollywood Video stores and opened 10 new Hollywood Video stores. As of June 30, 2003, the Company operated 1,846 Hollywood Video stores, of which 483 included a Game Crazy department.

Commenting on the Company's results, Mark Wattles, CEO and Founder, said, "I want to thank all of the Company's employee partners whose commitment to the pursuit of operational excellence continues to cause the Company to exceed expectations."

Today, the Company also announced that, due to stronger than anticipated cash flow, it will prepay the $20 million full-year 2004 amortization related to its senior credit facility.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes the expectations reflected in these forward-looking statements are based upon reasonable assumptions, these expectations may not be met.

The Company will host a conference call at 10:00 A.M. Eastern Daylight Time, which may be accessed by dialing (617) 786-2901 and referring to the passcode 32644765. Immediately after the call and through July 22, 2003, a replay may be accessed by dialing (617) 801-6888 and referring to the passcode 88603974. In addition, the call may be accessed on the home page of the Company's web site, www.hollywoodvideo.com, or on www.streetevents.com.

#       #       #

INVESTOR 	   Alex Bond
CONTACT:	   Senior Vice President, Finance & Business Development
		   Phone: (503) 570-5667



                      HOLLYWOOD ENTERTAINMENT CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited, in thousands, except per share amounts)

                                       Three Months Ended    Six Months Ended
                                            June 30,             June 30,
                                       ------------------  -------------------
                                         2003      2002       2003      2002
                                       --------  --------  --------- ---------
REVENUE:
  Rental product revenue               $329,932  $313,228  $ 694,479 $ 643,667
  Merchandise sales                      59,511    32,033    112,556    65,242
                                       --------  --------  --------- ---------
                                        389,443   345,261    807,035   708,909
COST OF REVENUE:
  Cost of rental product                106,157   103,711    222,767   219,462
  Cost of merchandise                    42,468    24,740     81,550    49,628
                                       --------  --------  --------- ---------
                                        148,625   128,451    304,317   269,090
                                       --------  --------  --------- ---------
GROSS MARGIN                            240,818   216,810    502,718   439,819

OPERATING COSTS AND EXPENSES:
  Operating and selling                 174,453   155,005    349,539   313,050
  General and administrative             25,156    22,417     55,549    46,446
  Store opening expenses                  1,338         -      2,723         -
  Restructuring charge for closure
    of internet business                      -   (12,430)         -   (12,430)
                                       --------  --------  --------- ---------
                                        200,947   164,992    407,811   347,066
                                       --------  --------  --------- ---------
INCOME FROM OPERATIONS                   39,871    51,818     94,907    92,753

Interest expense, net                    (8,171)   (9,944)   (17,835)  (21,920)
Early debt retirement                         -         -    (12,467)   (3,534)
                                       --------  --------  --------- ---------
Income before income taxes               31,700    41,874     64,605    67,299
Provision for income taxes              (12,522)     (418)   (25,849)      600
                                       --------  --------  --------- ---------
NET INCOME                             $ 19,178  $ 41,456  $  38,756 $  67,899
                                       ========  ========  ========= =========
------------------------------------------------------------------------------
Net income per share:
   Basic                               $   0.32  $   0.71  $    0.64 $    1.23
   Diluted                             $   0.30  $   0.64  $    0.60 $    1.12
------------------------------------------------------------------------------
Weighted average shares outstanding:
   Basic                                 60,626    58,722     60,249    55,186
   Diluted                               64,655    64,365     64,291    60,811
------------------------------------------------------------------------------

ADJUSTED NET INCOME (1)                $ 19,178  $ 17,519  $ 46,174  $  34,750
                                       ========  ========  ========  =========
Adjusted net income per diluted share  $   0.30  $   0.27  $   0.72  $    0.57


(1) See disclosures regarding non-GAAP financial information at the end of this press release.




                       HOLLYWOOD ENTERTAINMENT CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)

                                                  June 30,      December 31,
                                                ------------    -----------
                                                    2003            2002
                                                ------------    -----------
                                                 (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                      $    66,382     $   33,145
  Cash held by trustee for refinancing                     -        218,531
  Receivables, net                                    29,081         34,996
  Merchandise inventories                            119,380         97,307
  Prepaid expenses and other current assets           12,722         14,772
                                                 -----------    -----------
     Total current assets                            227,565        398,751

Rental inventory, net                                249,668        260,190
Property and equipment, net                          270,875        255,497
Goodwill                                              64,934         64,934
Deferred tax asset, net                              129,413        147,813
Other assets, net                                     19,318         19,191
                                                 -----------    -----------
                                                 $   961,773    $ 1,146,376
                                                 ===========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term obligations $ 13,566 $ 27,678 Subordinated notes to be retired with cash held by trustee (including accrued
   interest of $8.1 million)                               -        212,080
   Accounts payable                                  127,663        158,423
   Accrued expenses                                   91,006        108,432
   Accrued interest                                    8,127          2,923
   Income taxes payable                                1,232          1,151
                                                 -----------    -----------
     Total current liabilities                       241,594        510,687

Long-term obligations, less current portion          400,000        361,068
Other liabilities                                     16,710         17,472
                                                 -----------    -----------
                                                     658,304        889,227
                                                 -----------    -----------
Shareholders' equity:
   Preferred stock, 25,000,000 shares
     authorized; no shares issued and
     outstanding                                           -              -
   Common stock, 100,000,000 shares authorized;
     60,862,960 and 59,796,573 shares issued
     and outstanding, respectively                   510,668        503,403
   Unearned compensation                                (398)          (697)
   Accumulated deficit                              (206,801)      (245,557)
                                                 -----------    -----------
     Total shareholders' equity                      303,469        257,149
                                                 -----------    -----------
                                                 $   961,773    $ 1,146,376
                                                 ===========    ===========



                   HOLLYWOOD ENTERTAINMENT CORPORATION
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (Unaudited, in thousands)

                                                       Six Months Ended
                                                           June 30,
                                                    -----------------------
                                                       2003          2002
                                                    ---------     ---------
OPERATING ACTIVITIES:
 Net income                                         $  38,756     $  67,899
 Adjustments to reconcile net income
   to cash provided by operating activities:
  Write-off of deferred financing costs                 5,827         2,226
  Amortization of rental product                      108,035       102,739
  Depreciation                                         30,007        30,061
  Amortization of deferred financing costs              1,302         2,012
  Tax benefit from exercise of stock options            5,274             -
  Change in deferred rent                                (762)         (656)
  Change in deferred taxes                             18,401             -
  Non-cash stock compensation                             299         2,713
 Net change in operating assets and liabilities:
  Receivables                                           5,915           243
  Merchandise inventories                             (22,073)      (23,287)
  Accounts payable                                    (30,759)      (17,280)
  Accrued interest                                     (2,935)       (3,355)
  Other current assets and liabilities                (15,305)      (30,522)
                                                    ---------     ---------
     Cash provided by operating activities            141,982       132,793
                                                    ---------     ---------
INVESTING ACTIVITIES:
 Purchases of rental inventory, net                   (97,512)     (135,631)
 Purchases of property and equipment, net             (45,385)       (6,709)
 Increase in intangibles and other assets                (261)         (491)
 Proceeds from indenture trustee                      218,531             -
                                                    ---------     ---------
     Cash provided by (used in)
      investing activities                             75,373      (142,831)
                                                    ---------     ---------
FINANCING ACTIVITIES:
 Proceeds from issuance of common stock                     -       120,750
 Equity financing costs                                     -        (7,651)
 Extinguishment of subordinated debt                 (250,000)
 Borrowings under new term loan facility              200,000       150,000
 Repayment of prior revolving loan                   (107,500)     (240,000)
 Decrease in credit agreements                        (15,000)      (25,000)
 Debt financing costs                                  (6,989)       (5,647)
 Repayments of capital lease obligations               (6,620)       (6,319)
 Proceeds from exercise of stock options                1,991         2,479
                                                    ---------     ---------
     Cash provided by (used in) financing
      activities                                     (184,118)      (11,388)
                                                    ---------     ---------

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS       33,237       (21,426)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR         33,145        38,810
                                                    ---------     ---------
CASH AND CASH EQUIVALENTS AT END OF SECOND
 QUARTER                                            $  66,382     $  17,384
                                                    =========     =========





                      HOLLYWOOD ENTERTAINMENT CORPORATION
               Disclosures Regarding Non-GAAP Financial Information


Adjusted Net Income and Adjusted Net Income per Diluted Share

The Company believes its calculation of adjusted net income and adjusted net income per diluted share provides a better measure of the Company's operating performance by excluding items not related to ongoing operations such as charges for early retirement of debt and adjustments to valuation allowances on deferred tax assets. The presentation of adjusted net income and adjusted net income per diluted share also provides for better comparability to prior periods. A reconciliation of net income to adjusted net income and adjusted net income per diluted share is as follows:


                                    Three Months Ended     Six Months Ended
                                          June 30,              June 30,
                                   --------------------  --------------------
                                      2003       2002       2003       2002
                                   ---------  ---------  ---------  ---------
Net Income (1)                     $  19,178  $  41,456  $  38,756  $  67,899
                                   ---------  ---------  ---------  ---------
Add back (deduct) provision for
 income taxes as recorded (2)              -        418          -       (600)
Add back early debt retirement             -          -          -      3,534
Less restructuring charge
  adjustment                               -    (12,430)         -    (12,430)
                                              ---------             ---------
Adjusted income before taxes               -     29,444          -     58,403
Less provision for income
  taxes at assumed normalized
  tax rate of 40.5% (2)                    -    (11,925)         -    (23,653)
Add back early debt retirement,
  net of income tax benefit                -          -      7,418          -
                                   ---------  ---------  ---------  ---------
Adjusted net income                $  19,178  $  17,519  $  46,174  $  34,750
                                   ---------  ---------  ---------  ---------
Weighted average diluted shares       64,655     64,365     64,291     60,811
Adjusted net income per
  diluted share                    $    0.30  $    0.27  $    0.72  $    0.57


(1) Net income in the three months and six months ended June 30, 2003 was reduced by a provision for income taxes based on and effective tax rate of 39.5% and 40.0%, respectively.
(2) Net income in the three months and six months ended June 30, 2002 benefited from the reduction in a valuation allowance on the Company's deferred income tax assets, resulting in an effective tax rate of 1.0% (excluding the benefit from early debt retirement). The Company reduced the allowance based upon its belief that certain future tax benefits would be realized as a result of income during the period and anticipated future income. The
Company believes a 40.5% effective tax rate is more representative of a normalized provision for income taxes when the valuation allowance reduction is excluded.




                    HOLLYWOOD ENTERTAINMENT CORPORATION
    Disclosures Regarding Non-GAAP Financial Information (Continued)


EBITDA

The Company also believes EBITDA, as defined below, is an additional measurement that is useful in understanding our operating results, including our ability to meet our growth plans and debt service requirements. The Company's calculation of EBITDA is not necessarily comparable to EBITDA reported by other companies due to the lack of uniform definition. The Company defines EBITDA as income from operations before special items plus depreciation and amortization (excluding amortization of rental product) plus/minus non-cash expense/income items. Following is a table calculating EBITDA (in thousands):


                                     Three Months Ended    Six Months Ended
                                           June 30,            June 30,
                                     ------------------  --------------------
                                       2003      2002       2003       2002
                                     --------  --------  ---------  ---------

Income from operations               $ 39,871  $ 51,818  $  94,907  $  92,753
Depreciation and amortization          15,038    14,979     30,007     30,061
Non-cash stock option compensation        132     1,208        299      2,713
Restructuring charge adjustment             -   (12,430)         -    (12,430)
                                     --------  --------  ---------  ---------
EBITDA                               $ 55,041  $ 55,575  $ 125,213  $ 113,097
                                     ========  ========  =========  =========